Exhibit 10.1

OIL & GAS LEASE

This agreement is made and entered into this 1st day of April, 2011, by and between:

Gregory Nelson and Jimmy Nelson with a mailing address of:

151 Nelson Rd, Columbia, Kentucky, 42728

(hereafter referred to as the Lessor, whether one or more),    AND

Nux Holdings of Kentucky, Inc., or any of its affiliates, of:

12518 NE Airport Way, Suite 148 N. 156, Portland, Oregon, 97230

(hereafter referred to as the Lessee).

It is hereby agreed that for and in consideration of the covenants and agreements herein and of One Thousand  dollars ($1,000.00) cash in hand paid, the receipt and sufficiency of which consideration is hereby acknowledged, Lessor has granted, demised, leased and let and by these presents does grant, demise, lease and let exclusively unto the Lessee, it's successors and assigns, the land hereinafter described (the "Property"), and grants the Lessee the exclusive right to explore same by geophysical and other methods, and to operate same for and produce there from all naturally-occurring oil, gas, casing-head gas or gasoline, gas condensate and/or all other liquid or gaseous hydrocarbons and other marketable or non-marketable substances produced therewith (hereafter "Oil and Gas"); and the exclusive right to inject gas, water, brine and other fluids into subsurface strata; and rights of way and easements for laying pipelines, telephone, telegraph and power lines, and the right to erect or install power stations, compressor stations, roadways, storage tanks or other storage facilities, separators and any fixtures and other structures thereon for producing, treating, processing, maintaining, storing and caring for the Oil and Gas; and oil and gas from other properties and any and all other rights and privileges necessary, incident to, or convenient for the

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 economical operation of the Property and other lands for the production of Oil and Gas, and the injecting of gas, water, brine and other fluids into subsurface strata. Lessee may, at any time and from time-to-time pool all or part of the Property with other properties to create one or more drilling units. The production of Oil or Gas from such a pooled unit shall be treated for all purposes as though the production occurred from a well on the Property, except the Lessor shall be entitled to royalty only on its pro-rata share of such production. The Property, which is more particularly described in the deed attached as Exhibit A, hereto, is situated in Adair County in the state of Kentucky, and is the same land conveyed to Lessor by a Deed dated 7-2-2001, which is recorded in the Deed Book 254, Page 367 in the Adair County Clerk's Office. It is intended that this lease also include all lands and interests therein of Lessor which are contiguous to or in the vicinity of the Property. For rental payment purposes the lands leased hereunder shall be deemed to contain 12 more or less acres, whether actually more or less. This lease shall remain in force for a term of one year (1 year) years(s) from the date hereof and for as long thereafter as Oil and/or Gas is produced from Property, or as long as operations for drilling are continued as hereinafter provided; or as long as operations are continued for injection of gas, water, brine and other fluids into subsurface strata.

The Lessee covenants and agrees:

1st: To deliver to the credit of the Lessor, in the pipeline to which Lessee may connect its wells. one-eighth (12.5%) of all Oil produced and saved from the Property, or at Lessees option, to pay the Lessor a royalty equal to the sales proceeds of such one-eighth of the Oil, less one eighth of applicable production and transportation costs and taxes, including, without limitation, mineral severance taxes, based on the field price received by Lessee for oil of similar grade and gravity prevailing on the day such oil is sold to a purchaser. In the event that a well drilled pursuant to this lease shall produce predominantly Oil, and Gas is produced incident to the production of Oil. Lessee shall have the right to re-inject such Gas into the well or allow the Gas to dissipate without any liability to Lessor to Market or sell the incidental Gas, or for the payment of any royalty there for.

2nd: To pay lessor one-eighth (12.5%) of the proceeds received by Lessee for the Gas produced from the Property, less one eighth of the taxes and pipeline costs associated with such Gas. If no well be commenced on the Property within twelve months (12) months from date hereof (the "Initial Term"), this Lease shall terminate as to both parties, unless, on or before that

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date the parties shall renegotiate the terms of the Lease. Should the first well drilled on the Property be a dry hole, the term of the Lease will extend for an additional 12 months (the "Extended Term"). In that event, if a second well is not commenced on the Property during the Extended Term then this Lease shall terminate, as to both parties. If the Lessee commences or resumes drilling during the Extended Term, this Lease shall continue in force just as though there had been no interruption in drilling. If Lessor owns an interest in the Property which is less than the entire and undivided fee simple estate therein, then the royalties and other payments required herein shall be paid to the Lessor only in proportion to which Lessor's interest bears to the whole and undivided fee. Lessee shall have the right to use, free of cost, any oil, gas or water produced from the Property for its operations, except from Lessor's wells. When requested by the Lessor, Lessee shall bury its pipelines below plow depth. No well shall be drilled nearer than 150 feet to any house or barn now on the Property without the written consent of the Lessor. Lessee shall pay for damaged caused by its operations to growing crops on the Property. Lessee will always make a one-time payment of $100.00 per well location to the owner of the surface of the Property as and when the wells are drilled for damages to the surface. Lessee shall have the right at any time to remove all machinery and fixtures placed on the Property, including the right to draw and remove the well casing. Lessee shall have the right to drill a replacement well if an old well becomes damaged or non-productive. If the interests of either parties hereto is assigned, and the privilege of assigning in whole or in part is expressly allowed, the covenants hereof shall extend to the assigning party's heirs, executors, successors, administrators, or assigns, but no change in the ownership of the land or assignment of rental or royalties shall be binding on the Lessee until after the Lessee has been furnished with a written transfer or assignment or a true copy thereof. In the event Lessee's interest shall be assigned, in whole or in part. and if the assignee or assignees of such assigned parts shall fail or default in the performance of this Lease, such default shall not affect this Lease insofar as it covers a part of the Property on which the Lessee or any assignee thereof shall have performed. Similarly, any failure by Lessee to perform its obligations hereunder shall not affect the validity of the Lease as to the assigned parts. Upon an assignment, the Lessee shall be released from further obligations with respect to the assigned portions. If the Property now, or shall hereafter be, owned in severalty or in separate tracts, Property nevertheless shall be developed and operated as one lease, and all royalties accruing hereunder shall be treated as an entirety and shall be divided among, and paid to such separate owners in the proportion that the acreage owned by each separate owner bears to the entire leased acreage. Provided however, if the

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Property consists of two or more non abutting-tracts, this provision shall apply separately to each such non-abutting tract; and further provided that if a portion of the Property is hereafter consolidated with other lands for the purpose of operating the consolidated tract as one lease, this paragraph shall be inoperative as to such portion so consolidated. If at any time there are as many as four parties entitled to rentals or royalties, Lessee may withhold payments thereof unless and until all parties deliver in a written recordable instrument to Lessee, designating a common agent to receive all payments due to Lessor hereunder, and to execute division and transfer orders on behalf of said parties and their respective successors in title. During any period, after the discovery of Oil and Gas on the Property, where no Oil and Gas is being sold from the Property, the Lessee may pay a Shut-In-Payment of $300.00 per year for each shut-in Oil or Gas well. Upon the making of such Shut-In-Payment, it will be considered as if oil or gas was actually being produced from the Property. Such Shut-In-Payment shall be made annually in advance, within 120 days following the completion of the shut-in well. The Shut-In-Payment shall be considered advance royalties, and payments by Lessee for subsequent production from the Property may be credited against such Shut-In-Payment. Lessor hereby warrants and agrees to defend the title to the Property and the rights granted herein, and agrees that the Lessee shall have the right at any time to redeem for Lessor, by payment of any mortgage, taxes or other liens on the above described lands, in the event of default of payment by Lessor. Lessor agrees that any such payments made by the Lessee for the Lessor shall be deducted from any amount of money that may become due to the Lessor under the terms of this Lease. The undersigned Lessor, for themselves and their heirs, successors and assigns, hereby surrender and release all rights of dower and homestead in the Property insofar as said rights of dower and homestead may in any way affect the purpose for which this lease is made as recited herein. Lessee's depository bank of choice is:

________________________ (bank)

________________________ (city & state)

_______________ (zip code)

Should the depository bank hereafter close without a successor, Lessee or its assigns may deposit rentals and royalties in any ____________________ (bank) located in the same county with notice of the deposit of such rental or royalty to be sent to the Lessor at Lessor's last known address. In addition to title other rights granted herein, the Lessee shall have the right to store gas from other properties in and to recover same from any stratum underlying the Property. Any old wells on the Property and newly drilled wells may be used for storage

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purposes. As full consideration for these rights Lessee shall pay to Lessor a Storage Fee of One Hundred dollars ($100.00) per well per year commencing with the date storage operations start and continuing for as long thereafter as said storage operations may continue. Lessor shall not be entitled to both a storage fee and a Shut-In-Payment for the same period. If Lessee uses the property for Gas storage purposes, the Lessee may, at its option purchase the remaining recoverable native Gas and/or Oil underlying the Property (or, at Lessee's option in the affected formation). The purchase price for such Oil and/or Gas shall be one-eighth (12.5%) of the fair market value of the estimated economically recoverable native Gas and/or Oil (valued as if the wellhead on the Property with such deductions and adjustments as are provided for hereon for other royalty payments).

The express covenants and obligations of the Lessee herein shall be in satisfaction of, and in lieu of, any covenants implied by law or otherwise. All covenants of this Lease shall be subject to all Federal and State Laws and to all executive orders, rules or regulations of State and Federal authorities and this Lease shall not be terminated, in whole or in part, nor Lessee held liable for any failure to perform there under if such failure is due or is the result of any act of God, inability to obtain permits, equipment, services, material, electricity, easements or transportation; labor disputes; governmental regulations; or other circumstances beyond Lessee's control. If Lessor should sell any part of the Property, Lessor shall insure that the new owner knows that Lessee has the right to drill or enter the said land without any recourse from new owner, This lease is the entire agreement of the parties, and it may not be added to or changed except in a writing signed by Lessor and Lessee. No breach of this agreement or other act of the Lessee may be a default hereunder or cause a termination of this Lease unless written notice is sent to the Lessee describing the alleged breach, and giving the Lessee 120 days to cure such claimed breach.

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/s/ Gregory Nelson

/s/ Jimmy Nelson

_________________________________

_______________________________________

Lessor

Lessor

Lessor’s contact details:

Phone:

_________________________________

Cellphone:

_________________________________

E-mail:

_________________________________

Lessees:

_________________________________

(for Lessee)

State of Kentucky:

County of Adair

The foregoing instrument was acknowledged before me on 1st day of April, 2011 by Gregory Nelson and Jimmy Nelson, as Lessor(s).

My commission expires on 3-16-2015

/s/ Julie Mashburn

____________________________

Notary Public

State of Kentucky:

County of Adair

The foregoing instrument was acknowledged before me on 1st day of April, 2011 by Michael Grubb, as the Manager of, and that said instrument was signed on behalf of said Company by proper authority and the instrument was the act of the Corporation for the purposes stated above.

My commission expires on 3-16-2015

/s/ Julie Mashburn

____________________________

Notary Public

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